Exhibit (h)(26)
KEELEY FUNDS, INC.
SIXTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT
     THIS SIXTH AMENDMENT, dated as of the 15th day of September 2011, to the Fund Administration Servicing Agreement, dated October 1, 2006, as amended on August 15, 2007, December 21, 2007, August 7, 2009, November 3, 2009 and February 2, 2010 (the “Agreement”), is entered into by and between KEELEY FUNDS, INC., a Maryland Corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS
     WHEREAS, the parties have entered into the Agreement; and
     WHEREAS, the Company and USBFS desire to amend said Agreement; and
     WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.
     NOW, THEREFORE, the parties agree as follows:
     Exhibit A of the Agreement is hereby superseded and replaced with the Exhibit A attached hereto.
     Except to the extent that it is hereby amended, the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KEELEY FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ John L. Keeley, Jr.	By:	/s/ Michael R. McVoy

Name:	John L. Keeley, Jr.	Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

Exhibit A
to the Keeley Funds, Inc. Fund Administration Servicing Agreement
Separate Series of Keeley Funds, Inc.

Name of Series	Date Added

KEELEY Small Cap Value Fund	Class A Shares — 12/31/07
Class I Shares — 12/31/07

KEELEY Small-Mid Cap Value Fund	Class A Shares — 8/15/07
Class I Shares — 8/15/07

KEELEY Mid Cap Value Fund	Class A Shares — 8/15/05
Class I Shares — 12/31/07

KEELEY Small Cap Dividend Value Fund	Class A Shares — 12/1/09
Class I Shares — 12/1/09

KEELEY Mid Cap Dividend Value Fund	Class A Shares — 10/1/11
Class I Shares — 10/1/11

KEELEY All Cap Value Fund	Class A Shares — 6/14/06
Class I Shares — 12/31/07

KEELEY Alternative Value Fund	Class A Shares — 04/01/10
Class I Shares — 04/01/10

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